Consent of Independent Accountants

To the Trustees of Standish, Ayer & Wood Investment Trust:

We consent to the inclusion in Post-Effective Amendment No. 90 to the Registration Statement on Form N-1A (1933 Act File Number 33-8214) of Standish, Ayer & Wood Investment Trust: Standish Massachusetts Intermediate Tax Exempt Bond Fund, Standish Intermediate Tax Exempt Bond Fund, Standish Small Cap Tax-Sensitive Equity Fund and Standish Tax-Sensitive Equity Fund (the "Funds") of our report dated November 11, 1997, on our audit of the financial statements and financial highlights of the Funds, which report is included in the Annual Report to Shareholders for the year ended September 30, 1997, which is also included in this Registration Statement.

We also consent to the references to our Firm under the caption "Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.


                                                     Coopers & Lybrand L.L.P.
Boston, Massachusetts
December 22, 1997